EXHIBIT 11

 First Health Group Corp. and Subsidiaries
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------
                                                    Three Months Ended March 31,
                                                    ---------------------------
                                                        2003           2002
                                                      ---------      ---------
 Net income .....................................    $   36,841     $   31,014
                                                      =========      =========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period ..        98,676        100,023
   Other issuances of common stock ..............           372            234
   Purchases of treasury stock ..................        (2,182)            --
                                                      ---------      ---------
 Weighted average common and common share
   equivalents...................................        96,866        100,257
                                                      =========      =========
 Net income  per common share....................    $      .38     $      .31
                                                      =========      =========



 First Health Group Corp. and Subsidiaries                          EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)


                                                    Three Months Ended March 31,
                                                    ---------------------------
                                                        2003           2002
                                                      ---------      ---------

 Net income .....................................    $   36,841     $   31,014
                                                      =========      =========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period ..        98,676        100,023
   Other issuances of common stock ..............           372            234
   Purchases of treasury stock ..................        (2,182)            --
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options ...         2,590          4,186
                                                      ---------      ---------
 Weighted average common and common share
   equivalents...................................        99,456        104,443
                                                      =========      =========
 Net income  per common share....................    $      .37     $      .30
                                                      =========      =========